Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2025 Financial Results

Strong Performance reflects Continued Loan Growth, Stable Credit Quality,

Expanded Fee Income, and Lower Noninterest Expense

JACKSON, Miss. – April 22, 2025 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $53.6 million in the first quarter of 2025, representing diluted earnings per share of $0.88. Trustmark’s performance during the first quarter produced a return on average tangible equity of 13.13% and a return on average assets of 1.19%. The Board of Directors declared a quarterly cash dividend of $0.24 per share payable June 15, 2025, to shareholders of record on June 1, 2025.

First Quarter Highlights

•
Loans held for investment (HFI) increased 1.2% linked-quarter and represented 87.8% of total deposits at March 31, 2025
•
Credit quality remained stable, ACL coverage ratios expanded, net charge-offs represented 0.04% of average loans
•
Deposits remained stable at $15.1 billion while cost of total deposits declined 15 basis points
•
Noninterest income increased 4.0% linked-quarter, reflecting the strength of diversified business lines
•
Noninterest expense decreased 0.3% linked-quarter, reflecting on-going expense management priorities

Duane A. Dewey, President and CEO, stated, “We continued to build upon the strong momentum from 2024 and are pleased with our solid performance in the first quarter of 2025. Our results reflect continued loan growth, stable credit quality, and an attractive core deposit base. In addition, we experienced continued growth in noninterest income while noninterest expense decreased. These accomplishments are the results of our continued efforts to expand customer relationships and diligently manage expenses. We are particularly pleased to have received a Community Reinvestment Act (CRA) rating of Outstanding, the highest rating possible. Our associates have done a tremendous job of serving customers, building relationships, and demonstrating the value Trustmark can provide as a trusted financial partner.”

“We are operating in a dynamic and challenging economic environment that is ever-changing. With robust capital, liquidity, and profitability, Trustmark is well-positioned to help customers navigate this evolving landscape,” said Dewey.

Balance Sheet Management

•
Loans HFI increased $151.5 million, or 1.2%, during the quarter and $183.5 million, or 1.4%, year-over-year
•
Personal and commercial deposits totaled $12.9 billion at March 31, 2025, up $7.1 million, or 0.1%, from the prior quarter and $394.4 million, or 3.2%, year-over-year
•
Maintained strong capital position with CET1 ratio of 11.63% and total risk-based capital ratio of 14.10%

Loans HFI totaled $13.2 billion at March 31, 2025, reflecting an increase of $151.5 million, or 1.2%, linked-quarter and $183.5 million, or 1.4%, year-over-year. The linked-quarter growth reflected increases in commercial real estate (CRE), other commercial loans and leases, and 1-4 family mortgage loans offset in part by a decrease in commercial and industrial loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.1 billion at March 31, 2025, down $27.5 million, or 0.2%, from the prior quarter, driven by the decline in public deposits of $61.8 million. Year-over-year, deposits declined $257.9 million, or 1.7%, driven by targeted declines in public funds and brokered deposits of $343.2 million and $309.5 million, respectively. Trustmark continues to maintain a strong liquidity position as loans HFI represented 87.8% of total deposits at the end of the first quarter. Noninterest-bearing deposits represented 20.4% of total deposits at March 31, 2025. Interest-bearing deposit costs totaled 2.30% for the first quarter, a decrease of 21 basis points linked-quarter. The total cost of interest-bearing liabilities was 2.43% in the first quarter of 2025, a decrease of 18 basis points from the prior quarter.

During the first quarter, Trustmark repurchased $15.0 million, or approximately 423 thousand of its common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2025, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2025. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At March 31, 2025, Trustmark’s tangible equity to tangible assets ratio was 9.39%, while the total risk-based capital ratio was 14.10%. Tangible book value per share was $27.78 at March 31, 2025, an increase of 4.1% from the prior quarter and 26.1% from the prior year.

Credit Quality

•
Net charge-offs totaled $1.4 million, representing 0.04% of average loans in the first quarter
•
Net provision for credit losses was $5.3 million in the first quarter
•
Allowance for credit losses (ACL) represented 1.26% of loans HFI, up 4 basis points linked-quarter, and 296.41% of nonaccrual loans, excluding individually analyzed loans at March 31, 2025

Nonaccrual loans totaled $86.6 million at March 31, 2025, up $6.5 million from the prior quarter and a decrease of $11.7 million year-over-year. Other real estate totaled $8.3 million, reflecting increases of $2.4 million and $728 thousand from the prior quarter and prior year, respectively. Collectively, nonperforming assets totaled $95.0 million, representing 0.71% of loans HFI and held for sale (HFS) at March 31, 2025.

The provision for credit losses for loans HFI was $8.1 million in the first quarter and was primarily attributable to loan growth, changes in the macroeconomic forecast, and net adjustments to the qualitative factors. The provision for credit losses for off-balance sheet credit exposures was a negative $2.8 million in the first quarter, primarily driven by a reduction in unfunded CRE commitments and changes in the macroeconomic forecast. Collectively, the provision for credit losses totaled $5.3 million in the first quarter compared to $7.5 million in the prior quarter and $7.5 million in the first quarter of 2024.

Allocation of Trustmark’s $167.0 million ACL on loans HFI represented 1.11% of commercial loans and 1.76% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.26% at March 31, 2025, up 4 basis points from the prior quarter. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $154.7 million in the first quarter, down 2.3% linked-quarter
•
Net interest margin totaled 3.75% in the first quarter, down 1 basis point from the prior quarter
•
Noninterest income totaled $42.6 million, up 4.0% from the prior quarter, representing 21.9% of total revenue in the first quarter

Revenue in the first quarter totaled $194.6 million, a decrease of 1.1% from the prior quarter and an increase of 13.0% from the same quarter in the prior year. The linked-quarter decrease primarily reflects lower net interest income offset in part by higher noninterest income while the year-over-year increase is attributed to higher net interest income and noninterest income.

Net interest income (FTE) in the first quarter totaled $154.7 million, resulting in a net interest margin of 3.75%, down 1 basis point from the prior quarter. The net interest margin was relatively flat as the decrease in the cost of interest-bearing liabilities was offset by the decrease in yield for the loans HFI and held for sale portfolio.

Noninterest income in the first quarter totaled $42.6 million, an increase of $1.6 million, or 4.0%, from the prior quarter and $3.2 million, or 8.2%, year-over-year. The linked-quarter increases in other income net, mortgage banking, net, and wealth management revenue were offset in part by seasonal declines in bank card and other fees and service charges on deposit accounts. The growth in noninterest income year-over-year reflects increases in other income, net, wealth management revenue, and bank card and other fees, which were offset in part by declines in service charges on deposit accounts and mortgage banking, net.

Mortgage loan production in the first quarter totaled $318.8 million, down 14.4% from the prior quarter and up 16.4% year-over-year. Mortgage banking revenue totaled $8.8 million in the first quarter, an increase of $1.4 million, or 18.7%, linked-quarter and a decline of $144 thousand, or 1.6%, year-over-year. The linked-quarter increase was principally attributable to reduced servicing asset amortization and improvement in net hedge ineffectiveness. The year-over-year decrease was principally due to lower gain on sale of mortgage loans offset in part by improvement in net hedge ineffectiveness.

Wealth management revenue in the first quarter totaled $9.5 million, an increase of $224 thousand, or 2.4%, from the prior quarter and $591 thousand, or 6.6%, year-over-year. The linked-quarter growth reflected higher trust management revenue while the year-over-year growth reflected increased trust management revenue and brokerage revenue.

Other income, net totaled $6.0 million in the first quarter, up $1.7 million from the prior quarter and $2.9 million year-over-year. The linked-quarter increase includes a $2.4 million gain on the sale of a bank office facility. Service charges on deposit accounts totaled $10.6 million in the first quarter, reflecting a seasonal decrease of $592 thousand, or 5.3%, from the prior quarter and a decrease of $322 thousand, or 2.9%, year-over-year. Bank card and other fees totaled $7.7 million in the first quarter, down $1.1 million from the prior quarter due principally to lower customer derivative revenue and a seasonal decline in interchange income. Year-over-year, bank card and other fees increased $236 thousand.

Noninterest Expense

•
Total noninterest expense declined $419 thousand, or 0.3%, linked-quarter
•
Salaries and employee benefits expense declined $731 thousand, or 1.1%, linked-quarter
•
Total services and fees declined $445 thousand, or 1.7%, linked-quarter

Noninterest expense in the first quarter totaled $124.0 million, a decrease of $419 thousand, or 0.3%, from the prior quarter and an increase of $4.3 million, or 3.6%, year-over-year. Salaries and employee benefits expense totaled $68.5 million in the first quarter, a decline of $731 thousand, or 1.1%, linked-quarter and an increase of $3.0 million, or 4.6%, year-over-year. The linked-quarter decline reflected reductions in incentives, commissions and employee benefits which were offset in part by a seasonal increase in payroll taxes. Services and fees in the first quarter totaled $26.2 million, a decrease of $445 thousand, or 1.7%, from the prior quarter and an increase of $1.8 million, or 7.4%, year-over-year. The linked-quarter decline is attributable principally to lower professional fees and data processing expense. Total other expense was $15.6 million, an increase of $467 thousand, or 3.1%, linked-quarter and a decrease of $572 thousand, or 3.5%, year-over-year. The linked-quarter increase is attributable to other real estate expense, a valuation adjustment on branch property held for sale, and other miscellaneous expense offset in part by a decrease in FDIC assessment expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 23, 2025, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, May 7, 2025, in archived format at the same web address or by calling (877)344-7529, passcode 6656565.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the new presidential administration’s policies and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2025	12/31/2024	3/31/2024	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,726,291	$1,708,226	$1,927,619	$18,065	1.1%	$(201,328)	-10.4%
Securities AFS-nontaxable	—	—	—	—	n/m	—	n/m
Securities HTM-taxable	1,325,185	1,346,141	1,418,476	(20,956)	-1.6%	(93,291)	-6.6%
Securities HTM-nontaxable	—	—	340	—	n/m	(340)	-100.0%
Total securities	3,051,476	3,054,367	3,346,435	(2,891)	-0.1%	(294,959)	-8.8%
Loans (includes loans held for sale)	13,320,276	13,275,762	13,169,805	44,514	0.3%	150,471	1.1%
Other earning assets	365,505	422,083	571,329	(56,578)	-13.4%	(205,824)	-36.0%
Total earning assets	16,737,257	16,752,212	17,087,569	(14,955)	-0.1%	(350,312)	-2.1%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(159,893)	(157,659)	(138,711)	(2,234)	-1.4%	(21,182)	-15.3%
Other assets	1,624,581	1,627,890	1,730,521	(3,309)	-0.2%	(105,940)	-6.1%
Total assets	$18,201,945	$18,222,443	$18,679,379	$(20,498)	-0.1%	$(477,434)	-2.6%

Interest-bearing demand deposits (1)	$7,789,239	$7,789,318	$7,932,943	$(79)	0.0%	$(143,704)	-1.8%
Savings deposits (1)	993,232	983,292	1,044,863	9,940	1.0%	(51,631)	-4.9%
Time deposits	3,160,134	3,265,358	3,321,601	(105,224)	-3.2%	(161,467)	-4.9%
Total interest-bearing deposits	11,942,605	12,037,968	12,299,407	(95,363)	-0.8%	(356,802)	-2.9%
Fed funds purchased and repurchases	405,189	357,798	428,127	47,391	13.2%	(22,938)	-5.4%
Other borrowings	344,040	218,244	463,459	125,796	57.6%	(119,419)	-25.8%
Subordinated notes	123,721	123,666	123,501	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	12,877,411	12,799,532	13,376,350	77,879	0.6%	(498,939)	-3.7%
Noninterest-bearing deposits	3,055,333	3,192,358	3,120,566	(137,025)	-4.3%	(65,233)	-2.1%
Other liabilities	277,647	257,990	505,942	19,657	7.6%	(228,295)	-45.1%
Total liabilities	16,210,391	16,249,880	17,002,858	(39,489)	-0.2%	(792,467)	-4.7%
Shareholders' equity	1,991,554	1,972,563	1,676,521	18,991	1.0%	315,033	18.8%
Total liabilities and equity	$18,201,945	$18,222,443	$18,679,379	$(20,498)	-0.1%	$(477,434)	-2.6%

(1) During the first quarter of 2025, Trustmark ceased the daily sweep between low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2025	12/31/2024	3/31/2024	$ Change	% Change	$ Change	% Change
Cash and due from banks	$587,362	$567,251	$606,061	$20,111	3.5%	$(18,699)	-3.1%
Fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Securities available for sale	1,737,462	1,692,534	1,702,299	44,928	2.7%	35,163	2.1%
Securities held to maturity	1,315,053	1,335,385	1,415,025	(20,332)	-1.5%	(99,972)	-7.1%
Loans held for sale (LHFS)	188,689	200,307	172,937	(11,618)	-5.8%	15,752	9.1%
Loans held for investment (LHFI)	13,241,469	13,089,942	13,057,943	151,527	1.2%	183,526	1.4%
ACL LHFI	(167,010)	(160,270)	(142,998)	(6,740)	-4.2%	(24,012)	-16.8%
Net LHFI	13,074,459	12,929,672	12,914,945	144,787	1.1%	159,514	1.2%
Premises and equipment, net	231,202	235,410	232,630	(4,208)	-1.8%	(1,428)	-0.6%
Mortgage servicing rights	134,395	139,317	138,044	(4,922)	-3.5%	(3,649)	-2.6%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Identifiable intangible assets	95	126	208	(31)	-24.6%	(113)	-54.3%
Other real estate	8,348	5,917	7,620	2,431	41.1%	728	9.6%
Operating lease right-of-use assets	33,861	34,668	34,324	(807)	-2.3%	(463)	-1.3%
Other assets	650,672	677,230	744,821	(26,558)	-3.9%	(94,149)	-12.6%
Assets of discontinued operations	—	—	73,093	—	n/m	(73,093)	-100.0%
Total assets	$18,296,203	$18,152,422	$18,376,612	$143,781	0.8%	$(80,409)	-0.4%

Deposits:
Noninterest-bearing	$3,069,929	$3,073,565	$3,039,652	$(3,636)	-0.1%	$30,277	1.0%
Interest-bearing	12,010,775	12,034,610	12,298,905	(23,835)	-0.2%	(288,130)	-2.3%
Total deposits	15,080,704	15,108,175	15,338,557	(27,471)	-0.2%	(257,853)	-1.7%
Fed funds purchased and repurchases	360,080	324,008	393,215	36,072	11.1%	(33,135)	-8.4%
Other borrowings	404,815	301,541	482,027	103,274	34.2%	(77,212)	-16.0%
Subordinated notes	123,757	123,702	123,537	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	26,561	29,392	33,865	(2,831)	-9.6%	(7,304)	-21.6%
Operating lease liabilities	37,917	38,698	37,792	(781)	-2.0%	125	0.3%
Other liabilities	179,286	202,723	207,583	(23,437)	-11.6%	(28,297)	-13.6%
Liabilities of discontinued operations	—	—	15,581	—	n/m	(15,581)	-100.0%
Total liabilities	16,274,976	16,190,095	16,694,013	84,881	0.5%	(419,037)	-2.5%
Common stock	12,651	12,711	12,747	(60)	-0.5%	(96)	-0.8%
Capital surplus	143,001	157,899	160,521	(14,898)	-9.4%	(17,520)	-10.9%
Retained earnings	1,914,277	1,875,376	1,736,485	38,901	2.1%	177,792	10.2%
Accumulated other comprehensive income (loss), net of tax	(48,702)	(83,659)	(227,154)	34,957	41.8%	178,452	78.6%
Total shareholders' equity	2,021,227	1,962,327	1,682,599	58,900	3.0%	338,628	20.1%
Total liabilities and equity	$18,296,203	$18,152,422	$18,376,612	$143,781	0.8%	$(80,409)	-0.4%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2025	12/31/2024	3/31/2024	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$201,929	$211,019	$209,456	$(9,090)	-4.3%	$(7,527)	-3.6%
Interest on securities-taxable	26,056	26,196	15,634	(140)	-0.5%	10,422	66.7%
Interest on securities-tax exempt-FTE	—	—	4	—	n/m	(4)	-100.0%
Other interest income	3,846	5,128	8,111	(1,282)	-25.0%	(4,265)	-52.6%
Total interest income-FTE	231,831	242,343	233,205	(10,512)	-4.3%	(1,374)	-0.6%
Interest on deposits	67,718	75,941	83,716	(8,223)	-10.8%	(15,998)	-19.1%
Interest on fed funds purchased and repurchases	4,298	4,036	5,591	262	6.5%	(1,293)	-23.1%
Other interest expense	5,076	3,922	7,703	1,154	29.4%	(2,627)	-34.1%
Total interest expense	77,092	83,899	97,010	(6,807)	-8.1%	(19,918)	-20.5%
Net interest income-FTE	154,739	158,444	136,195	(3,705)	-2.3%	18,544	13.6%
Provision for credit losses (PCL), LHFI	8,125	6,960	7,708	1,165	16.7%	417	5.4%
PCL, off-balance sheet credit exposures	(2,831)	502	(192)	(3,333)	n/m	(2,639)	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Net interest income after provision-FTE	149,445	150,982	128,679	(1,537)	-1.0%	20,766	16.1%
Service charges on deposit accounts	10,636	11,228	10,958	(592)	-5.3%	(322)	-2.9%
Bank card and other fees	7,664	8,717	7,428	(1,053)	-12.1%	236	3.2%
Mortgage banking, net	8,771	7,388	8,915	1,383	18.7%	(144)	-1.6%
Wealth management	9,543	9,319	8,952	224	2.4%	591	6.6%
Other, net	5,970	4,298	3,102	1,672	38.9%	2,868	92.5%
Securities gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income (loss)	42,584	40,950	39,355	1,634	4.0%	3,229	8.2%
Salaries and employee benefits	68,492	69,223	65,487	(731)	-1.1%	3,005	4.6%
Services and fees	26,247	26,692	24,431	(445)	-1.7%	1,816	7.4%
Net occupancy-premises	7,385	7,195	7,270	190	2.6%	115	1.6%
Equipment expense	6,308	6,208	6,325	100	1.6%	(17)	-0.3%
Other expense	15,579	15,112	16,151	467	3.1%	(572)	-3.5%
Total noninterest expense	124,011	124,430	119,664	(419)	-0.3%	4,347	3.6%
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	68,018	67,502	48,370	516	0.8%	19,648	40.6%
Tax equivalent adjustment	2,684	2,596	3,365	88	3.4%	(681)	-20.2%
Income (loss) from cont. ops before income taxes	65,334	64,906	45,005	428	0.7%	20,329	45.2%
Income taxes from cont. ops	11,701	8,594	6,832	3,107	36.2%	4,869	71.3%
Income (loss) from cont. ops	53,633	56,312	38,173	(2,679)	-4.8%	15,460	40.5%
Income from discontinued operations (discont. ops) before income taxes	—	—	4,512	—	n/m	(4,512)	-100.0%
Income taxes from discont. ops	—	—	1,150	—	n/m	(1,150)	-100.0%
Income from discont. ops	—	—	3,362	—	n/m	(3,362)	-100.0%
Net income	$53,633	$56,312	$41,535	$(2,679)	-4.8%	$12,098	29.1%

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.88	$0.92	$0.62	$(0.04)	-4.3%	$0.26	41.9%
Basic earnings per share from discont. ops	$—	$—	$0.05	$—	n/m	$(0.05)	-100.0%
Basic earnings per share - total	$0.88	$0.92	$0.68	$(0.04)	-4.3%	$0.20	29.4%

Diluted earnings (loss) per share from cont. ops	$0.88	$0.92	$0.62	$(0.04)	-4.3%	$0.26	41.9%
Diluted earnings per share from discont. ops	$—	$—	$0.05	$—	n/m	$(0.05)	-100.0%
Diluted earnings per share - total	$0.88	$0.92	$0.68	$(0.04)	-4.3%	$0.20	29.4%

Dividends per share	$0.24	$0.23	$0.23	$0.01	4.3%	$0.01	4.3%

Weighted average shares outstanding
Basic	60,799,984	61,101,954	61,128,425
Diluted	61,049,120	61,367,825	61,348,364
Period end shares outstanding	60,718,411	61,008,023	61,178,366

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	3/31/2025	12/31/2024	3/31/2024	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$18,633	$18,601	$23,261	$32	0.2%	$(4,628)	-19.9%
Florida	391	305	585	86	28.2%	(194)	-33.2%
Mississippi (1)	49,107	42,203	59,059	6,904	16.4%	(9,952)	-16.9%
Tennessee (2)	2,339	2,431	1,800	(92)	-3.8%	539	29.9%
Texas	16,150	16,569	13,646	(419)	-2.5%	2,504	18.3%
Total nonaccrual LHFI	86,620	80,109	98,351	6,511	8.1%	(11,731)	-11.9%
Other real estate
Alabama	271	170	1,050	101	59.4%	(779)	-74.2%
Florida	—	—	71	—	n/m	(71)	-100.0%
Mississippi (1)	4,837	2,407	2,870	2,430	n/m	1,967	68.5%
Tennessee (2)	979	1,079	86	(100)	-9.3%	893	n/m
Texas	2,261	2,261	3,543	—	0.0%	(1,282)	-36.2%
Total other real estate	8,348	5,917	7,620	2,431	41.1%	728	9.6%
Total nonperforming assets	$94,968	$86,026	$105,971	$8,942	10.4%	$(11,003)	-10.4%

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,355	$4,092	$5,243	$263	6.4%	$(888)	-16.9%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$71,720	$71,255	$56,530	$465	0.7%	$15,190	26.9%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	3/31/2025	12/31/2024	3/31/2024	$ Change	% Change	$ Change	% Change
Beginning Balance	$160,270	$157,929	$139,367	$2,341	1.5%	$20,903	15.0%
PCL, LHFI	8,125	6,960	7,708	1,165	16.7%	417	5.4%
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs	(3,701)	(7,730)	(6,324)	4,029	52.1%	2,623	41.5%
Recoveries	2,316	3,111	2,247	(795)	-25.6%	69	3.1%
Net (charge-offs) recoveries	(1,385)	(4,619)	(4,077)	3,234	70.0%	2,692	66.0%
Ending Balance	$167,010	$160,270	$142,998	$6,740	4.2%	$24,012	16.8%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(207)	$(3,608)	$(341)	$3,401	94.3%	$134	39.3%
Florida	(17)	8	277	(25)	n/m	(294)	n/m
Mississippi (1)	(755)	(1,319)	(1,489)	564	42.8%	734	49.3%
Tennessee (2)	(301)	(208)	(179)	(93)	-44.7%	(122)	-68.2%
Texas	(105)	508	(2,345)	(613)	n/m	2,240	95.5%
Total net (charge-offs) recoveries	$(1,385)	$(4,619)	$(4,077)	$3,234	70.0%	$2,692	66.0%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Securities AFS-taxable	$1,726,291	$1,708,226	$1,658,999	$1,866,227	$1,927,619
Securities AFS-nontaxable	—	—	—	—	—
Securities HTM-taxable	1,325,185	1,346,141	1,368,943	1,421,246	1,418,476
Securities HTM-nontaxable	—	—	—	112	340
Total securities	3,051,476	3,054,367	3,027,942	3,287,585	3,346,435
Loans (includes loans held for sale)	13,320,276	13,275,762	13,379,658	13,309,127	13,169,805
Other earning assets	365,505	422,083	607,928	592,735	571,329
Total earning assets	16,737,257	16,752,212	17,015,528	17,189,447	17,087,569
ACL LHFI	(159,893)	(157,659)	(154,476)	(143,245)	(138,711)
Other assets	1,624,581	1,627,890	1,646,241	1,740,307	1,730,521
Total assets	$18,201,945	$18,222,443	$18,507,293	$18,786,509	$18,679,379

Interest-bearing demand deposits (1)	$7,789,239	$7,789,318	$7,787,639	$7,845,195	$7,932,943
Savings deposits (1)	993,232	983,292	1,006,668	1,031,140	1,044,863
Time deposits	3,160,134	3,265,358	3,393,216	3,346,046	3,321,601
Total interest-bearing deposits	11,942,605	12,037,968	12,187,523	12,222,381	12,299,407
Fed funds purchased and repurchases	405,189	357,798	375,559	434,760	428,127
Other borrowings	344,040	218,244	339,417	534,350	463,459
Subordinated notes	123,721	123,666	123,611	123,556	123,501
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	12,877,411	12,799,532	13,087,966	13,376,903	13,376,350
Noninterest-bearing deposits	3,055,333	3,192,358	3,221,516	3,183,524	3,120,566
Other liabilities	277,647	257,990	274,563	498,593	505,942
Total liabilities	16,210,391	16,249,880	16,584,045	17,059,020	17,002,858
Shareholders' equity	1,991,554	1,972,563	1,923,248	1,727,489	1,676,521
Total liabilities and equity	$18,201,945	$18,222,443	$18,507,293	$18,786,509	$18,679,379

(1) During the first quarter of 2025, Trustmark ceased the daily sweep between low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Cash and due from banks	$587,362	$567,251	$805,436	$822,141	$606,061
Fed funds sold and reverse repurchases	—	—	10,000	—	—
Securities available for sale	1,737,462	1,692,534	1,725,795	1,621,659	1,702,299
Securities held to maturity	1,315,053	1,335,385	1,358,358	1,380,487	1,415,025
LHFS	188,689	200,307	216,454	185,698	172,937
LHFI	13,241,469	13,089,942	13,100,111	13,155,418	13,057,943
ACL LHFI	(167,010)	(160,270)	(157,929)	(154,685)	(142,998)
Net LHFI	13,074,459	12,929,672	12,942,182	13,000,733	12,914,945
Premises and equipment, net	231,202	235,410	236,151	232,681	232,630
Mortgage servicing rights	134,395	139,317	125,853	136,658	138,044
Goodwill	334,605	334,605	334,605	334,605	334,605
Identifiable intangible assets	95	126	153	181	208
Other real estate	8,348	5,917	3,920	6,586	7,620
Operating lease right-of-use assets	33,861	34,668	36,034	36,925	34,324
Other assets	650,672	677,230	685,431	694,133	744,821
Assets of discontinued operations	—	—	—	—	73,093
Total assets	$18,296,203	$18,152,422	$18,480,372	$18,452,487	$18,376,612

Deposits:
Noninterest-bearing	$3,069,929	$3,073,565	$3,142,792	$3,153,506	$3,039,652
Interest-bearing	12,010,775	12,034,610	12,098,143	12,309,382	12,298,905
Total deposits	15,080,704	15,108,175	15,240,935	15,462,888	15,338,557
Fed funds purchased and repurchases	360,080	324,008	365,643	314,121	393,215
Other borrowings	404,815	301,541	443,458	336,687	482,027
Subordinated notes	123,757	123,702	123,647	123,592	123,537
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	26,561	29,392	28,890	30,265	33,865
Operating lease liabilities	37,917	38,698	39,689	40,517	37,792
Other liabilities	179,286	202,723	196,158	203,420	207,583
Liabilities of discontinued operations	—	—	—	—	15,581
Total liabilities	16,274,976	16,190,095	16,500,276	16,573,346	16,694,013
Common stock	12,651	12,711	12,753	12,753	12,747
Capital surplus	143,001	157,899	163,156	161,834	160,521
Retained earnings	1,914,277	1,875,376	1,833,232	1,796,111	1,736,485
Accumulated other comprehensive income (loss), net of tax	(48,702)	(83,659)	(29,045)	(91,557)	(227,154)
Total shareholders' equity	2,021,227	1,962,327	1,980,096	1,879,141	1,682,599
Total liabilities and equity	$18,296,203	$18,152,422	$18,480,372	$18,452,487	$18,376,612

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Interest and fees on LHFS & LHFI-FTE	$201,929	$211,019	$220,433	$216,399	$209,456
Interest on securities-taxable	26,056	26,196	26,162	17,929	15,634
Interest on securities-tax exempt-FTE	—	—	—	1	4
Other interest income	3,846	5,128	8,302	8,126	8,111
Total interest income-FTE	231,831	242,343	254,897	242,455	233,205
Interest on deposits	67,718	75,941	86,043	83,681	83,716
Interest on fed funds purchased and repurchases	4,298	4,036	4,864	5,663	5,591
Other interest expense	5,076	3,922	5,971	8,778	7,703
Total interest expense	77,092	83,899	96,878	98,122	97,010
Net interest income-FTE	154,739	158,444	158,019	144,333	136,195
PCL, LHFI	8,125	6,960	7,923	14,696	7,708
PCL, off-balance sheet credit exposures	(2,831)	502	(1,375)	(3,600)	(192)
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	8,633	—
Net interest income after provision-FTE	149,445	150,982	151,471	124,604	128,679
Service charges on deposit accounts	10,636	11,228	11,272	10,924	10,958
Bank card and other fees	7,664	8,717	7,931	9,225	7,428
Mortgage banking, net	8,771	7,388	6,119	4,204	8,915
Wealth management	9,543	9,319	9,288	9,692	8,952
Other, net	5,970	4,298	2,952	7,461	3,102
Securities gains (losses), net	—	—	—	(182,792)	—
Total noninterest income (loss)	42,584	40,950	37,562	(141,286)	39,355
Salaries and employee benefits	68,492	69,223	66,691	64,838	65,487
Services and fees	26,247	26,692	25,724	24,743	24,431
Net occupancy-premises	7,385	7,195	7,398	7,265	7,270
Equipment expense	6,308	6,208	6,141	6,241	6,325
Other expense	15,579	15,112	17,316	15,239	16,151
Total noninterest expense	124,011	124,430	123,270	118,326	119,664
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	68,018	67,502	65,763	(135,008)	48,370
Tax equivalent adjustment	2,684	2,596	3,305	3,304	3,365
Income (loss) from cont. ops before income taxes	65,334	64,906	62,458	(138,312)	45,005
Income taxes from cont. ops	11,701	8,594	11,128	(37,707)	6,832
Income (loss) from cont. ops	53,633	56,312	51,330	(100,605)	38,173
Income from discontinued operations (discont. ops) before income taxes	—	—	—	232,640	4,512
Income taxes from discont. ops	—	—	—	58,203	1,150
Income from discont. ops	—	—	—	174,437	3,362
Net income	$53,633	$56,312	$51,330	$73,832	$41,535

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.88	$0.92	$0.84	$(1.64)	$0.62
Basic earnings per share from discont. ops	$—	$—	$—	$2.85	$0.05
Basic earnings per share - total	$0.88	$0.92	$0.84	$1.21	$0.68

Diluted earnings (loss) per share from cont. ops	$0.88	$0.92	$0.84	$(1.64)	$0.62
Diluted earnings per share from discont. ops	$—	$—	$—	$2.84	$0.05
Diluted earnings per share - total	$0.88	$0.92	$0.84	$1.20	$0.68

Dividends per share	$0.24	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	60,799,984	61,101,954	61,206,599	61,196,820	61,128,425
Diluted	61,049,120	61,367,825	61,448,410	61,415,957	61,348,364
Period end shares outstanding	60,718,411	61,008,023	61,206,606	61,205,969	61,178,366

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Nonaccrual LHFI
Alabama	$18,633	$18,601	$25,835	$26,222	$23,261
Florida	391	305	111	614	585
Mississippi (1)	49,107	42,203	31,536	14,773	59,059
Tennessee (2)	2,339	2,431	3,180	2,084	1,800
Texas	16,150	16,569	13,163	599	13,646
Total nonaccrual LHFI	86,620	80,109	73,825	44,292	98,351
Other real estate
Alabama	271	170	170	485	1,050
Florida	—	—	—	—	71
Mississippi (1)	4,837	2,407	1,772	1,787	2,870
Tennessee (2)	979	1,079	—	86	86
Texas	2,261	2,261	1,978	4,228	3,543
Total other real estate	8,348	5,917	3,920	6,586	7,620
Total nonperforming assets	$94,968	$86,026	$77,745	$50,878	$105,971

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,355	$4,092	$5,352	$5,413	$5,243

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$71,720	$71,255	$63,703	$58,079	$56,530

	Quarter Ended
ACL LHFI	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Beginning Balance	$160,270	$157,929	$154,685	$142,998	$139,367
PCL, LHFI	8,125	6,960	7,923	14,696	7,708
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	8,633	—
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	(8,633)	—
Charge-offs	(3,701)	(7,730)	(7,142)	(5,120)	(6,324)
Recoveries	2,316	3,111	2,463	2,111	2,247
Net (charge-offs) recoveries	(1,385)	(4,619)	(4,679)	(11,642)	(4,077)
Ending Balance	$167,010	$160,270	$157,929	$154,685	$142,998

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(207)	$(3,608)	$(3,098)	$59	$(341)
Florida	(17)	8	595	4	277
Mississippi (1)	(755)	(1,319)	(1,881)	(9,112)	(1,489)
Tennessee (2)	(301)	(208)	(296)	(122)	(179)
Texas	(105)	508	1	(2,471)	(2,345)
Total net (charge-offs) recoveries	$(1,385)	$(4,619)	$(4,679)	$(11,642)	$(4,077)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2025
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Return on average equity from continuing operations	10.92%	11.36%	10.62%	-23.42%	9.16%
Return on average equity from adjusted continuing operations (1)	10.92%	11.36%	10.62%	9.06%	9.16%
Return on average equity - total	10.92%	11.36%	10.62%	17.19%	9.96%

Return on average tangible equity from continuing operations	13.13%	13.68%	12.86%	-29.05%	11.45%
Return on average tangible equity from adjusted continuing operations (1)	13.13%	13.68%	12.86%	11.14%	11.45%
Return on average tangible equity - total	13.13%	13.68%	12.86%	21.91%	12.98%

Return on average assets from continuing operations	1.19%	1.23%	1.10%	-2.16%	0.83%
Return on average assets from adjusted continuing operations (1)	1.19%	1.23%	1.10%	0.87%	0.83%
Return on average assets - total	1.19%	1.23%	1.10%	1.58%	0.89%

Interest margin - Yield - FTE	5.62%	5.76%	5.96%	5.67%	5.49%
Interest margin - Cost	1.87%	1.99%	2.27%	2.30%	2.28%
Net interest margin - FTE	3.75%	3.76%	3.69%	3.38%	3.21%
Efficiency ratio (2)	61.77%	61.77%	60.99%	63.81%	66.90%
Full-time equivalent employees	2,506	2,500	2,500	2,515	2,712

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.04%	0.14%	0.14%	0.09%	0.12%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	0.25%	0.21%	0.24%	0.44%	0.24%
Nonaccrual LHFI / (LHFI + LHFS)	0.64%	0.60%	0.55%	0.33%	0.74%
Nonperforming assets / (LHFI + LHFS)	0.71%	0.65%	0.58%	0.38%	0.80%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.71%	0.65%	0.58%	0.38%	0.80%
ACL LHFI / LHFI	1.26%	1.22%	1.21%	1.18%	1.10%
ACL LHFI-commercial / commercial LHFI	1.11%	1.10%	1.08%	1.05%	0.93%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.76%	1.62%	1.64%	1.59%	1.63%
ACL LHFI / nonaccrual LHFI	192.81%	200.06%	213.92%	349.24%	145.39%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	296.41%	341.20%	497.27%	840.20%	235.29%

CAPITAL RATIOS
Total equity / total assets	11.05%	10.81%	10.71%	10.18%	9.16%
Tangible equity / tangible assets	9.39%	9.13%	9.07%	8.52%	7.47%
Tangible equity / risk-weighted assets	11.23%	10.86%	10.97%	10.18%	8.83%
Tier 1 leverage ratio	10.11%	9.99%	9.65%	9.29%	8.76%
Common equity tier 1 capital ratio	11.63%	11.54%	11.30%	10.92%	10.12%
Tier 1 risk-based capital ratio	12.03%	11.94%	11.70%	11.31%	10.51%
Total risk-based capital ratio	14.10%	13.97%	13.71%	13.29%	12.42%

STOCK PERFORMANCE
Market value-Close	$34.49	$35.37	$31.82	$30.04	$28.11
Book value	$33.29	$32.17	$32.35	$30.70	$27.50
Tangible book value	$27.78	$26.68	$26.88	$25.23	$22.03

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 7 - Non-GAAP Financial Measures in the Notes to the Consolidated Financials.
(2) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024:

•
On May 31, 2024, Trustmark National Bank closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. Trustmark National Bank is a wholly owned subsidiary of Trustmark Corporation. Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the current and prior periods.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
On April 8, 2024, Visa commenced an initial exchange offer expiring on May 3, 2024, for any and all outstanding shares of Visa Class B-1 common stock (Visa B-1 shares). Holders participating in the exchange offer would receive a combination of Visa Class B-2 common stock (Visa B-2 shares) and Visa Class C common stock (Visa C shares) in exchange for Visa B-1 shares that are validly tendered and accepted for exchange by Visa. TNB tendered its 38.7 thousand Visa B-1 shares, which was accepted by Visa. In exchange for each Visa B-1 share that was validly tendered and accepted for exchange by Visa, TNB received 50.0% of a newly issued Visa B-2 share and newly issued Visa C shares equivalent in value to 50.0% of a Visa B-1 share. The Visa C shares that were received by TNB were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. During the third quarter of 2024, TNB sold all of the Visa C shares for approximately the same carrying value at June 30, 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$212,463	$202,669	$202,638	$172,955	$372,424
U.S. Government agency obligations	49,325	38,807	19,335	—	5,594
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	28,108	28,411	25,798	23,489	22,232
Issued by FNMA and FHLMC	1,090,137	1,070,538	1,105,310	1,060,869	1,129,521
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	—	—	—	—	79,099
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	357,429	352,109	372,714	364,346	93,429
Total securities available for sale	$1,737,462	$1,692,534	$1,725,795	$1,621,659	$1,702,299

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$30,033	$29,842	$29,648	$29,455	$29,261
Obligations of states and political subdivisions	—	—	—	—	340
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	15,726	16,218	17,773	17,998	18,387
Issued by FNMA and FHLMC	411,454	423,372	436,177	449,781	461,457
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	116,969	123,685	131,348	138,951	146,447
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	740,871	742,268	743,412	744,302	759,133
Total securities held to maturity	$1,315,053	$1,335,385	$1,358,358	$1,380,487	$1,415,025

At March 31, 2025, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $44.1 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Loans secured by real estate:
Construction, land development and other land loans	$1,321,631	$1,417,148	$1,588,256	$1,638,972	$1,539,461
Secured by 1-4 family residential properties	2,973,978	2,949,543	2,895,006	2,878,295	2,891,481
Secured by nonfarm, nonresidential properties	3,532,842	3,533,282	3,582,552	3,598,647	3,543,235
Other real estate secured	1,876,459	1,633,830	1,475,798	1,344,968	1,384,610
Commercial and industrial loans	1,765,893	1,840,722	1,767,079	1,880,607	1,922,711
Consumer loans	154,623	151,443	149,436	153,316	156,430
State and other political subdivision loans	974,300	969,836	996,002	1,053,015	1,052,844
Other loans and leases	641,743	594,138	645,982	607,598	567,171
LHFI	13,241,469	13,089,942	13,100,111	13,155,418	13,057,943
ACL LHFI	(167,010)	(160,270)	(157,929)	(154,685)	(142,998)
Net LHFI	$13,074,459	$12,929,672	$12,942,182	$13,000,733	$12,914,945

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	March 31, 2025
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,321,631	$513,367	$34,589	$155,936	$276,514	$46,857	$294,368
Secured by 1-4 family residential properties	2,973,978	156,707	62,267	—	2,627,767	86,791	40,446
Secured by nonfarm, nonresidential properties	3,532,842	968,991	188,318	86,682	1,518,669	127,092	643,090
Other real estate secured	1,876,459	896,353	1,472	—	477,674	930	500,030
Commercial and industrial loans	1,765,893	468,732	19,112	252,863	683,689	118,541	222,956
Consumer loans	154,623	23,671	7,863	—	91,336	14,115	17,638
State and other political subdivision loans	974,300	57,295	67,563	12,416	724,817	26,184	86,025
Other loans and leases	641,743	28,085	3,547	259,390	251,592	50,918	48,211
Loans	$13,241,469	$3,113,201	$384,731	$767,287	$6,652,058	$471,428	$1,852,764

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$61,516	$26,578	$5,792	$—	$17,386	$1,903	$9,857
Development	107,402	58,256	—	—	19,108	13,232	16,806
Unimproved land	106,221	18,116	10,662	—	26,205	8,947	42,291
1-4 family construction	324,186	162,699	8,264	17,289	78,225	21,842	35,867
Other construction	722,306	247,718	9,871	138,647	135,590	933	189,547
Construction, land development and other land loans	$1,321,631	$513,367	$34,589	$155,936	$276,514	$46,857	$294,368

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	March 31, 2025
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$283,918	$75,230	$19,803	$—	$100,542	$20,276	$68,067
Office	248,180	93,220	18,489	—	95,251	2,759	38,461
Hotel/motel	276,954	141,324	43,628	—	68,461	23,541	—
Mini-storage	158,111	40,410	1,561	12,882	91,013	604	11,641
Industrial	531,020	99,376	17,422	73,800	178,257	2,504	159,661
Health care	149,348	122,172	670	—	24,059	320	2,127
Convenience stores	22,040	2,590	393	—	12,677	195	6,185
Nursing homes/senior living	373,326	129,587	—	—	145,090	4,002	94,647
Other	108,694	27,792	8,632	—	56,598	7,529	8,143
Total non-owner occupied loans	2,151,591	731,701	110,598	86,682	771,948	61,730	388,932

Owner-occupied:
Office	139,762	48,209	33,853	—	32,536	8,549	16,615
Churches	48,141	11,055	3,657	—	28,149	2,931	2,349
Industrial warehouses	202,660	15,596	8,047	—	52,688	12,980	113,349
Health care	123,162	10,390	7,868	—	84,980	2,175	17,749
Convenience stores	104,929	10,439	2,084	—	56,730	—	35,676
Retail	79,018	8,257	12,253	—	43,637	7,085	7,786
Restaurants	54,385	3,127	2,682	—	28,033	16,297	4,246
Auto dealerships	39,289	3,792	167	—	20,676	14,654	—
Nursing homes/senior living	461,136	109,542	—	—	325,649	—	25,945
Other	128,769	16,883	7,109	—	73,643	691	30,443
Total owner-occupied loans	1,381,251	237,290	77,720	—	746,721	65,362	254,158
Loans secured by nonfarm, nonresidential properties	$3,532,842	$968,991	$188,318	$86,682	$1,518,669	$127,092	$643,090

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Securities – taxable	3.46%	3.41%	3.44%	2.19%	1.88%
Securities – nontaxable	—	—	—	3.59%	4.73%
Securities – total	3.46%	3.41%	3.44%	2.19%	1.88%
LHFI & LHFS	6.15%	6.32%	6.55%	6.54%	6.40%
Other earning assets	4.27%	4.83%	5.43%	5.51%	5.71%
Total earning assets	5.62%	5.76%	5.96%	5.67%	5.49%

Interest-bearing deposits	2.30%	2.51%	2.81%	2.75%	2.74%
Fed funds purchased & repurchases	4.30%	4.49%	5.15%	5.24%	5.25%
Other borrowings	3.89%	3.86%	4.53%	4.91%	4.78%
Total interest-bearing liabilities	2.43%	2.61%	2.94%	2.95%	2.92%

Total Deposits	1.83%	1.98%	2.22%	2.18%	2.18%

Net interest margin	3.75%	3.76%	3.69%	3.38%	3.21%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.

The net interest margin remained relatively flat when compared to the fourth quarter of 2024, totaling 3.75% for the first quarter of 2025, as the decrease in the cost of interest-bearing liabilities was offset by the decrease in the yield for the loans held for investment and held for sale portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $581 thousand during the first quarter of 2025.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Mortgage servicing income, net	$7,161	$7,161	$7,127	$6,993	$6,934
Change in fair value-MSR from runoff	(2,062)	(3,118)	(3,154)	(3,447)	(1,926)
Gain on sales of loans, net	4,253	4,470	4,648	5,151	5,009
Mortgage banking income before hedge ineffectiveness	9,352	8,513	8,621	8,697	10,017
Change in fair value-MSR from market changes	(5,928)	12,710	(10,406)	(1,626)	5,123
Change in fair value of derivatives	5,347	(13,835)	7,904	(2,867)	(6,225)
Net positive (negative) hedge ineffectiveness	(581)	(1,125)	(2,502)	(4,493)	(1,102)
Mortgage banking, net	$8,771	$7,388	$6,119	$4,204	$8,915

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Partnership amortization for tax credit purposes	$(2,124)	$(1,992)	$(1,977)	$(1,824)	$(1,834)
Increase in life insurance cash surrender value	1,867	1,891	1,883	1,860	1,844
Loss on sale of 1-4 family mortgage loans	—	—	—	(4,798)	—
Visa C shares fair value adjustment	—	—	—	8,056	—
Other miscellaneous income	6,227	4,399	3,046	4,167	3,092
Total other, net	$5,970	$4,298	$2,952	$7,461	$3,102

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Loan expense	$2,792	$2,921	$2,824	$2,880	$2,955
Amortization of intangibles	31	27	28	27	28
FDIC assessment expense	4,160	4,815	5,071	4,816	4,509
Other real estate expense, net	452	(286)	2,452	327	671
Other miscellaneous expense	8,144	7,635	6,941	7,189	7,988
Total other expense	$15,579	$15,112	$17,316	$15,239	$16,151

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,991,554	$1,972,563	$1,923,248	$1,727,489	$1,676,521
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(113)	(141)	(168)	(195)	(224)
Total average tangible equity		$1,656,836	$1,637,817	$1,588,475	$1,392,689	$1,341,692

PERIOD END BALANCES
Total shareholders' equity		$2,021,227	$1,962,327	$1,980,096	$1,879,141	$1,682,599
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(95)	(126)	(153)	(181)	(208)
Total tangible equity	(a)	$1,686,527	$1,627,596	$1,645,338	$1,544,355	$1,347,786

TANGIBLE ASSETS
Total assets		$18,296,203	$18,152,422	$18,480,372	$18,452,487	$18,376,612
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(95)	(126)	(153)	(181)	(208)
Total tangible assets	(b)	$17,961,503	$17,817,691	$18,145,614	$18,117,701	$18,041,799
Risk-weighted assets	(c)	$15,024,476	$14,990,258	$15,004,024	$15,165,038	$15,257,385

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$53,633	$56,312	$51,330	$(100,605)	$38,173
Plus: Intangible amortization net of tax from continuing operations		24	20	21	20	20
Net income (loss) adjusted for intangible amortization		$53,657	$56,332	$51,351	$(100,585)	$38,193
Period end common shares outstanding	(d)	60,718,411	61,008,023	61,206,606	61,205,969	61,178,366

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		13.13%	13.68%	12.86%	-29.05%	11.45%
Tangible equity/tangible assets	(a)/(b)	9.39%	9.13%	9.07%	8.52%	7.47%
Tangible equity/risk-weighted assets	(a)/(c)	11.23%	10.86%	10.97%	10.18%	8.83%
Tangible book value	(a)/(d)*1,000	$27.78	$26.68	$26.88	$25.23	$22.03

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$2,021,227	$1,962,327	$1,980,096	$1,879,141	$1,682,599
CECL transition adjustment		—	6,500	6,500	6,500	6,500
AOCI-related adjustments		48,702	83,659	29,045	91,557	227,154
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,756)	(320,756)	(320,757)	(320,758)	(370,205)
Other adjustments and deductions for CET1 (2)		(2,175)	(2,058)	(115)	(847)	(2,588)
CET1 capital	(e)	1,746,998	1,729,672	1,694,769	1,655,593	1,543,460
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,806,998	$1,789,672	$1,754,769	$1,715,593	$1,603,460

Common equity tier 1 capital ratio	(e)/(c)	11.63%	11.54%	11.30%	10.92%	10.12%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended
		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Net interest income (GAAP)	(a)	$152,055	$155,848	$154,714	$141,029	$132,830

Noninterest income (loss) (GAAP)		42,584	40,950	37,562	(141,286)	39,355
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	—	—	4,798	—
Visa C shares fair value adjustment (incl in Other, net)		—	—	—	(8,056)	—
Securities (gains) losses, net		—	—	—	182,792	—
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$42,584	$40,950	$37,562	$38,248	$39,355

Adjusted pre-provision revenue	(a)+(b)=(c)	$194,639	$196,798	$192,276	$179,277	$172,185

Noninterest expense (GAAP)	(d)	$124,011	$124,430	$123,270	$118,326	$119,664

PPNR (Non-GAAP)	(c)-(d)	$70,628	$72,368	$69,006	$60,951	$52,521

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Net income (loss) (GAAP) from continuing operations	$53,633	$56,312	$51,330	$(100,605)	$38,173

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	—	—	—	6,475	—
Loss on sale of 1-4 family mortgage loans	—	—	—	3,598	—
Visa C shares fair value adjustment	—	—	—	(6,042)	—
Securities gains (losses), net	—	—	—	137,094	—
Net income adjusted for significant non-routine transactions (Non-GAAP)	$53,633	$56,312	$51,330	$40,520	$38,173

Diluted EPS from adjusted continuing operations	$0.88	$0.92	$0.84	$0.66	$0.62

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	10.92%	11.36%	10.62%	-23.42%	9.16%
Return on average tangible equity from continuing operations	13.13%	13.68%	12.86%	-29.05%	11.45%
Return on average assets from continuing operations	1.19%	1.23%	1.10%	-2.16%	0.83%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	10.92%	11.36%	10.62%	9.06%	9.16%
Return on average tangible equity from adjusted continuing operations	13.13%	13.68%	12.86%	11.14%	11.45%
Return on average assets from adjusted continuing operations	1.19%	1.23%	1.10%	0.87%	0.83%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2025
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

	Total noninterest expense (GAAP)		$124,011	$124,430	$123,270	$118,326	$119,664
Less:	Other real estate expense, net		(452)	286	(2,452)	(327)	(671)
	Amortization of intangibles		(31)	(27)	(28)	(27)	(28)
	Charitable contributions resulting in state tax credits		(334)	(300)	(300)	(300)	(300)
	Adjusted noninterest expense (Non-GAAP)	(a)	$123,194	$124,389	$120,490	$117,672	$118,665

	Net interest income (GAAP)		$152,055	$155,848	$154,714	$141,029	$132,830
Add:	Tax equivalent adjustment		2,684	2,596	3,305	3,304	3,365
	Net interest income-FTE (Non-GAAP)	(b)	$154,739	$158,444	$158,019	$144,333	$136,195

	Noninterest income (loss) (GAAP)		$42,584	$40,950	$37,562	$(141,286)	$39,355
Add:	Partnership amortization for tax credit purposes		2,124	1,992	1,977	1,824	1,834
	Loss on sale of 1-4 family mortgage loans		—	—	—	4,798	—
	Securities (gains) losses, net		—	—	—	182,792	—
Less:	Visa C shares fair value adjustment		—	—	—	(8,056)	—
	Adjusted noninterest income (Non-GAAP)	(c)	$44,708	$42,942	$39,539	$40,072	$41,189

	Adjusted revenue (Non-GAAP)	(b)+(c)	$199,447	$201,386	$197,558	$184,405	$177,384

	Efficiency ratio (Non-GAAP)	(a)/((b)+(c))	61.77%	61.77%	60.99%	63.81%	66.90%